Exhibit 3.15
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 04/13/2010
FILED 05:48 PM 04/13/2010
SRV 100380083 – 4811242 FILE
State of Delaware
Limited Liability Company
Certificate of Formation
1. The name of the limited liability company is Swift Leasing Co., LLC.
2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
3. The limited liability company will be formed effective April 16, 2010 at 11:57 p.m. (Eastern Daylight Time).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date set forth below.
Dated: April 13, 2010

/s/ Jerry Moyes
Jerry Moyes, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 04/13/2010
FILED 05:48 PM 04/13/2010
SRV 100380083 – 4811242 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
     1. The date the corporation first formed is August 14, 1985.
     2. The jurisdiction where the corporation first incorporated is Arizona.
     3. The jurisdiction immediately prior to filing this Certificate is Delaware.
     4. The name of the corporation immediately prior to filing this Certificate is Swift Leasing Co., Inc.
     5. The name of the limited liability company as set forth in the Certificate of Formation is Swift Leasing Co., LLC.
     6. This conversion will be effective April 16, 2010 at 11:57 p.m. (Eastern Daylight Time).
Remainder of Page Intentionally Left Blank

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13 day of April 2010.

Swift Leasing Co., Inc.

By:	/s/ Jerry Moyes

Name:	Jerry Moyes
Its:	CEO & President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 04/13/2010
FILED 05:47 PM 04/13/2010
SRV 100380076 – 4811242 FILE
CERTIFICATE OF INCORPORATION
OF
SWIFT LEASING CO., INC.
ARTICLE ONE
     The name of the corporation is Swift Leasing Co., Inc.
ARTICLE TWO
     The address of the corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.
ARTICLE THREE
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
     The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000). All such shares are of one class and are shares of Common Stock and have no par value.
ARTICLE FIVE
     The incorporator of the corporation is Jerry Moyes, whose mailing address is 2200 South 75th Avenue, Phoenix, Arizona 85043. The powers of the incorporator are to terminate upon the tiling of this Certificate of Incorporation.
ARTICLE SIX
     The names and mailing address of the person who is to serve as the sole initial director of the corporation until the first annual meeting of the stockholders of the corporation, or until their successors are elected and qualified is Jerry Moyes, 2200 South 75th Avenue, Phoenix, Arizona 85043.
ARTICLE SEVEN
     Election of members to the Board of Directors need not be by written ballot unless and except to the extent that the Bylaws of the corporation shall so require.
     Meetings of the stockholders of the corporation may be held within or without the State of Delaware, as the Bylaws of the corporation may provide. Unless otherwise designated from time to time in the Bylaws or by the Board of Directors, the books of the corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) within or without the State of Delaware, including at the principal executive offices of the corporation.
ARTICLE EIGHT
     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to adopt, alter or repeal any Bylaw of the corporation, whether adopted by them or otherwise, to the extent required by the General Corporation Law of the State of Delaware.
ARTICLE NINE
     To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation; provided, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended. Any amendment, modification or repeal of this Article Nine shall not adversely affect any right or protection of a director or former director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
     The provisions of this Article Nine shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Nine.
ARTICLE TEN
     The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.
ARTICLE ELEVEN
     This certificate of incorporation will be effective April 16, 2010 at 11:56 p.m. (Eastern Daylight Time).

     I, THE UNDERSIGNED, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation, and do certify that the facts herein stated are true.
DATED: April 13, 2010.

/s/ Jerry Moyes
Jerry Moyes, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 04/13/2010
FILED 05:47 PM 04/13/2010
SRV 100380076 – 4811242 FILE
STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW
     1. The jurisdiction where the non-Delaware corporation first formed is Arizona.
     2. The jurisdiction immediately prior to filing this Certificate is Arizona.
     3. The date the non-Delaware corporation first formed is August 14, 1985.
     4. The name of the non-Delaware corporation immediately prior to filing this Certificate is Swift Leasing Co., Inc.
     5. The name of the Corporation as set forth in the Certificate of Incorporation is Swift Leasing Co., Inc.
     6. This conversion will be effective April 16, 2010 at 11:56 p.m. (Eastern Daylight Time).
     IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting non-Delaware corporation has executed this Certificate on the 13 day of April, 2010.

Swift Leasing Co., Inc.

By:	/s/ Jerry Moyes

Name:	Jerry Moyes
Title:	CEO & President